THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

MEXUS GOLD US
Convertible Promissory Note

Note Number...............	2018 Convertible #: 001
Note Issue Date............	September 26, 2018
Maturity Date...............	September 26, 2019
Name of Note Holder.....	Francis & Alice Stadelman Revocable Living Trust
Total Amount of Note....	Two Hundred Thousand Dollars ($200,000.00)

For value received, Mexus Gold US, a Nevada corporation (the "Maker"), hereby promises to pay to the order of the "Holder" identified above, (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount set forth above, together with interest thereon (the "Note").

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder as set forth in the Subscription Agreement or at such other place as the Holder may designate from time to time in writing to the Maker. The outstanding principal balance of this Note shall be due and payable on the "Maturity Date" set forth above or at such earlier time as provided herein, unless converted prior to the Maturity Date, as described herein.

ARTICLE I
PAYMENTS

Section 1.1 Payment of Interest. Beginning on the issuance date of this Note (the "Issuance Date"), the outstanding principal balance of this Note shall bear interest, in arrears, paid in either cash or stock (but not both), upon the annual election of the Holder, as follows:

(a) Cash Payment Election: In cash, at a rate per annum equal to six percent (6%), due and payable every 180 days this Note is outstanding (the "Interest Payment Date).

(b) Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the of ten percent (10%).

Section 1.3 Payment of Principal. Maker shall pay an amount to the Holder equal to 100% of the original principal amount of this Note plus any accrued but unpaid interest on the Maturity Date.

Section 1.4 No Transfer. This Note may not be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.5 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II
EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Maker shall fail to: (i) make the required interest payment on the Interest Payment Date; (ii) make the required bonus payment; or (iii) make the principal payment on the Maturity Date; or

(b) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing for more than 45 days after Maker's receipt of written notice from Holder, the Holder of this Note may at any time at Holder's option, (a) declare in writing, the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable.

ARTICLE III
CONVERSION; PREPAYMENT

Section 3.1 Conversion Rate. At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at such "Conversion Rate" as discussed in this Article III.

Section 3.2 Conversion Option. At any time on or after the Issuance Date, at the sole cost of Holder, this Note shall be convertible (in whole or in part), at the option of the Holder into such number of fully paid and non-assessable shares of Maker's Common Stock as is determined as follows:

(a) In the event that the Maker receives a Conversion Notice duly executed, to the email address provided in the Conversion Notice attached hereto as Exhibit A at any time on or after the Issuance Date this Note shall be convertible (in whole or in part), at the option of the Holder into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by $0.00666667 (the "Conversion Price").

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall round up to the next share.

Section 3.3 Authorization and Reservation of Shares of Common Stock. The Maker shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Note and issuance of the conversion shares in connection therewith (based on the Conversion Price of the Note) and as otherwise required by the Note. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Note without the consent of the Holder. The Company shall at all times promptly take all corporate action necessary to authorize and reserve a sufficient number of Common Shares to meet the Company's obligations under this Section 3.2. Failure to maintain the required authorized and reserved Common Shares, shall be considered an event of default under Article II of this Note.

Section 3.4. Maker's Right to Pre-pay Note. At any time this Note is remains outstanding, Maker shall have the right to pre-pay the then outstanding principal balance and any interest due on the Note on without penalty or fee.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery, telecopy or facsimile at the address or number designated in the Subscription Agreement.

Section 4.2 Governing Law and Arbitration Requirement. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted. Holder agrees that that all disputes arising out of or related to this Note, whether before or after its termination, shall be resolved by final, mandatory, binding arbitration, utilizing JAMS (or similar service), in the County of San Diego, State of California, United States of America, with one arbitrator, each Party to pay its own costs and fees, and the costs of

the arbitrator and facility to be shared equally. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

Section 4.3 Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of California in the County of San Diego, California, for the purposes of any arbitration, suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

Section 4.4 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.5 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).

Section 4.6 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

Section 4.9 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 4.10 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

Section 4.11 Accredited Investors Only. Holder understands and agrees that this Note may only be held by "Accredited Investors" as such term is defined by Rule 501 of Regulation D of the Securities Act of 1933. Holder represents and warrants that Holder is an Accredited Investor and has such knowledge, skill and experience in business, financial and investment matters that Holder is capable of evaluating the merits and risks of an investment in the Note. To the extent necessary, Holder has retained, at the expense of Holder, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the purchase and ownership of the Note.